Exhibit 99.1
GMX RESOURCES INC.
FOR IMMEDIATE RELEASE
FOR ADDITIONAL INFORMATION CONTACT:

Ken L. Kenworthy, Sr.	Ken L. Kenworthy, Jr.
Executive V. P., CFO	President, CEO
405.600.0711 x316	405.600.0711 x311
GMX RESOURCES INC. Announces Third Quarter Results with Record Oil and Gas Production and Cash Flow and Upcoming Conference Call and Web-Cast
Oklahoma City, Oklahoma, Wednesday, November 7, 2007 GMX RESOURCES INC., NASDAQ GSM: ‘GMXR‘; (visit www.gmxresources.com to view the most recent Company presentation and for more information on the Company) today announces record production and financial results for the 3Q 2007. Some highlights of 3Q07 and 9 months 2007 are as follows:
3rd Quarter 2007
•	Record oil and gas production of 2.201 BCFE; up 91% from 1.152 BCFE in the 3Q06.

•	Record oil and gas sales of $17.1 million; up 101% from $8.5 million in the 3Q06.

•	General and administrative expenses of $.93 per MCFE; down 14% from $1.08 per MCFE in the 3Q06.

•	Record non-GAAP discretionary cash flows of $11.1 million; up 97% compared to $5.6 million in the 3Q06.

•	Net income of $3,560,670; up 24% compared to $2,860,905 in the 3Q06.

•	Diluted earnings per share of $.18; down 5% from $.19 in the 3Q06.
Nine Months 2007
•	Record oil and gas production of 6.04 BCFE; up 106% from 2.93 BCFE in the 9 months 2006.

•	Record oil and gas sales of $46.7 million; up 116% from $21.6 million in the 9 months 2006.

•	General and administrative expenses of $.98 per MCFE; down 24% from $1.29 per MCFE in the 9 months 2006.

•	Record non-GAAP discretionary cash flows of $31.8 million; up 122% compared to $14.3 million in the 9 months 2006.

•	Net income of $12,011,506; up 82% compared to $6,587,726 in the 9 months 2006.

•	Diluted earnings per share of $.65; up 23% compared to $.53 in the 9 months 2006.

“Our record production growth continues with our doubling of last year’s production due to the drilling successes in our Cotton Valley Sands in East Texas, “stated Ken L. Kenworthy, Executive Vice President and CFO of GMXR. “Our lease operating expenses for the 9 months is $1.03 per MCFE and our goal for the year remains at $1.00 per MCFE. Our banks have increased our line of credit effective October 31, 2007 by $28 million from $62 million to $90 million and extended the maturity of our note until July 15, 2011,” Kenworthy added.
Financial Results
For 3Q07, the 101% increase in oil and gas sales was due to a 91% increase in production of oil and gas in addition to an increase in the average MCFE sales price of 5%. The average price per barrel of oil and MCF of natural gas received in 3Q07 was $73.27 and $7.34, including hedges, respectively, compared to $67.99 and $6.93 in 3Q06. Production of oil for 3Q07 increased to 31 MBbls compared to 19 MBbls for 3Q06. Gas production for 3Q07 increased to 2.018 BCF compared to 1.040 BCF for 3Q06. As a result of GMXR‘s hedging activities in 3Q07, GMXR recognized $1,498,500 of additional oil and gas sales that increased the average gas price by $0.74 per MCF compared to $328,000 of additional oil and gas sales from hedging activities in 3Q06 that increased the average gas price by $0.32 per MCF.
For the nine months 2007, the 116% increase in oil and gas sales was due to a 106% increase in oil and gas production in addition to an increase in the average MCFE sales price of 5%. The average price per barrel of oil and MCF of natural gas received in the nine months 2007 was $63.17 and $7.46, including hedges, respectively, compared to $65.32 and $7.00 in the nine months 2006. Production of oil for nine months 2007 increased to 89 MBbls compared to 47 MBbls for the nine months 2006. Gas production for the nine months 2007 increased to 5.509 BCF compared to 2.648 BCF for the nine months 2006. As a result of GMXR‘s hedging activities in the nine months 2007, GMXR recognized $2,492,500 of additional oil and gas sales that increased the average gas price by $0.45 per MCF compared to $328,000 of additional oil and gas sales from hedging activities in the nine months 2006 that increased the average gas price by $0.12 per MCF.
Lease operations expense on an equivalent unit of production basis was $1.14 per MCFE for 3Q07 compared to $1.09 per MCFE for 3Q06 and $1.03 per MCFE for the nine months 2007 compared to $0.99 per MCFE for the nine months 2006. The increase on a MCFE basis is due to an increase in expenses incurred to replace gas lift and pumping equipment.
The increase per MCFE in production and severance taxes is due to severance tax refunds of approximately $812,000 being recorded in the nine months 2006 verses only approximately $369,000 in the nine months 2007. GMXR records severance tax refunds for certain wells upon approval of the refund request by the State of Texas. The refunds received in the nine months 2006 includes refunds for wells drilled prior to 2006. Upon approval by the State of Texas, certain wells are exempt or subject to a reduced severance tax rate for a period of ten years. An increasing amount of natural gas production is exempt or subject to a reduced severance tax rate.
The decreases of 14% and 24% per MCFE from 3Q06 and the first nine months of 2006, respectively, in general and administrative expenses are primarily the result of increased oil and gas production. General and administrative expenses have historically not varied in direct proportion to oil and gas production because certain types of general and administrative expenses are fixed in nature.

GMXR‘s deferred income tax expense increased approximately $1.4 million from 3Q06 to 3Q07 and $4.1 million from the nine months 2006 to the nine months 2007. The increase in deferred income tax expense is due primarily to the increase in the difference between the financial carrying value of oil and gas properties and other property and equipment, including GMXR‘s drilling rigs and the associated tax basis. GMXR recognized approximately $600,000 in additional deferred tax expense during 3Q07 related to accelerated tax depreciation from placing the Company’s rigs and other property and equipment into service. GMXR expects its tax rate to be approximately 34% going forward. During 3Q07, GMXR recognized approximately $14,000 of current tax expense related to alternative minimum tax.
Conference Call and Web-cast
GMXR expects to discuss its third quarter 2007 earnings results and give an operational update followed by a question and answer session in a conference call / web-cast on Thursday, November 8, 2007 at 12:00 PM ET/11:00 AM CT/10:00 AM MT/9:00 AM PT. You can participate via telephone by dialing 1-800-860-2442 or 1-412-858-4600 and referring to conference ID “GMX” five to ten minutes before the scheduled start of the conference call. You can also access the conference call via Internet web-cast by logging on to the Company’s website at www.gmxresources.com at least 20 minutes prior to the scheduled start of the call to download and install any necessary audio software. You can find the Internet web-cast link under the Investor Relations tab where you will be required to register your name and email address. You must have either Microsoft Media Player or Real Player to access the conference call. Periodically during the conference call, the company’s most recent presentation that is available on its website will be utilized. An on-demand replay of the teleconference call will be available until December 31, 2007 by calling 1-877-344-7529 or 1-412-317-0088 and referring to play back code “413202” and the web-cast will be available on GMXR‘s website for 30 days.
GMX RESOURCES INC. is a rapidly growing, ‘Pure Play’ E & P company with over 1150 high quality unconventional gas resource un-drilled locations. 8 rigs are currently drilling its large contiguous Cotton Valley (CV) Gas Resource Play on the Sabine Uplift; Carthage, North Field, East Texas, Panola & Harrison County. Development is focused in the Upper CV “Tight Gas Sands”; 212 gross / 114 net CV producers; with a 100% success rate and 16% developed; Travis Peak/Hosston Sands & Pettit Reservoirs (TP/P); 36 gross / 29 net TP/P producers; also containing Lower CV Bossier/Haynesville “Gas Shales”. These key resource layers provide repeatable organic growth at low finding and development costs for the Company and are contained in one contiguous ‘Core Area’ which constitutes 99% of Company’s NAV, consisting of 94% Natural Gas. Headquartered in Oklahoma City, Oklahoma, GMXR has interests in 265 gross / 154 net producing wells and operates 60% of its reserves. The Company’s strategy is steady production growth, maintaining industry leading low finding and development cost, growing & proving-up its natural gas reserves in this resource play with 8 rigs; which has resulted in shareholder value growth.
This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. They include statements regarding the Company’s financing plans and objectives, drilling plans and objectives, related exploration and development costs, number and location of planned wells, reserve estimates and values, statements regarding the quality of the Company’s properties and potential reserve and production levels. These statements are based on certain assumptions and analysis made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes appropriate in the circumstances, including the assumption that there will be no material change in the operating environment for the company’s properties. Such statements are subject to a number of risks, including but not limited to commodity price risks, drilling and production risks, risks relating to the Company’s ability to obtain financing for its planned activities, risks related to weather and unforeseen events, governmental regulatory risks and other risks, many of which are beyond the control of the Company. Reference is made to the company’s reports filed with the Securities and Exchange Commission for a more detailed disclosure of the risks. For all these reasons, actual results or developments may differ materially from those projected in the forward-looking statements.

GMX Resources Inc. and Subsidiaries Consolidated Balance Sheet

	December 31,	September 30,
	2006	2007
		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,959,749	$2,226,532
Accounts receivable—interest owners	64,185	914,309
Accounts receivable—oil and gas revenues	5,766,286	9,175,129
Derivative instruments	1,175,669	282,660
Inventories	373,420	1,765,624
Prepaid expenses and deposits	1,284,904	1,833,489

Total current assets	13,624,213	16,197,743

OIL AND GAS PROPERTIES, AT COST, BASED ON THE FULL COST METHOD OF ACCOUNTING FOR OIL AND GAS PROPERTIES	174,175,157	301,436,655
Less accumulated depreciation, depletion, and amortization	(16,874,796)	(27,882,045)

	157,300,361	273,554,610

OTHER PROPERTY AND EQUIPMENT	43,097,326	56,479,923
Less accumulated depreciation	(3,742,057)	(6,988,843)

	39,355,269	49,491,080

OTHER ASSETS	42,680	570,154

TOTAL ASSETS	$210,322,523	$339,813,587

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$24,658,305	$28,676,541
Accrued expenses	3,236,536	3,146,953
Accrued interest	314,181	718,480
Revenue distributions payable	513,416	441,303
Derivative instruments	—	457,204
Current portion of long-term debt	251,447	165,599

Total current liabilities	28,973,885	33,606,080

LONG-TERM DEBT, LESS CURRENT PORTION	41,568,836	83,593,260

OTHER LIABILITIES
Revenue suspended and Asset retirement obligations	3,271,933	5,930,293
Long-term derivative instruments	—	114,301
Deferred income taxes	5,026,927	10,689,517

	8,298,860	16,734,111

SHAREHOLDERS’ EQUITY
Preferred stock, par value $.001 per share, 10,000,000 shares authorized:
Series A Junior Participating Preferred Stock, 25,000 shares authorized, none issued and outstanding	—	—
9.25% Series B Cumulative Preferred Stock, 3,000,000 shares authorized, 2,000,000 shares issued and outstanding (aggregate liquidation preference: $50,000,000)	2,000	2,000
Common stock, par value $.001 per share—authorized 50,000,000 shares; issued and outstanding 11,242,136 shares in 2006 and 13,267,886 shares in 2007.	11,242	13,268
Additional paid-in capital	113,265,614	180,039,968
Retained earnings	17,426,144	25,968,898
Other comprehensive income	775,942	(143,998)

Total shareholders’ equity	131,480,942	205,880,136

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$210,322,523	$339,813,587

GMX Resources Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2007	2006	2007
REVENUE:
Oil and gas sales	$8,477,510	$17,050,262	$21,634,552	$46,692,679
Interest income	56,551	47,353	108,593	175,017
Other income	9	230	331	1,979

Total revenue	8,534,070	17,097,845	21,743,476	46,869,675

EXPENSES:
Lease operations	1,251,703	2,510,365	2,905,631	6,228,526
Production and severance taxes	(315,120)	731,485	647,362	1,919,315
Depreciation, depletion, and amortization	2,109,587	4,630,064	5,223,031	12,564,457
Interest	343,287	1,215,035	547,955	2,081,250
General and administrative	1,239,808	2,037,125	3,792,771	5,913,920

Total expenses	4,629,265	11,124,074	13,116,750	28,707,468

Income before income taxes	3,904,805	5,973,771	8,626,726	18,162,207

INCOME TAX PROVISION:
Current	—	14,201	—	14,201
Deferred	1,043,900	2,398,900	2,039,000	6,136,500

Total Income Tax Provision	1,043,900	2,413,101	2,039,000	6,150,701

Net Income	2,860,905	3,560,670	6,587,726	12,011,506

Preferred Stock Dividends	642,360	1,156,251	642,360	3,468,753

Net Income applicable to common stock	$2,218,545	$2,404,419	$5,945,366	$8,542,753

Earnings Per Share — Basic	$0.20	$0.18	$0.54	$0.66

Earnings Per Share — Diluted	$0.19	$0.18	$0.53	$0.65

Weighted Average Common Share — Basic	11,214,950	13,267,886	11,080,554	13,009,736

Weighted Average Common Share — Diluted	11,380,283	13,396,694	11,259,105	13,142,720

GMX Resources Inc and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2006	2007
CASH FLOWS DUE TO OPERATING ACTIVITIES
Net Income	$6,587,726	$12,011,506
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	5,223,031	12,564,457
Deferred income taxes	2,039,000	6,136,500
Non cash compensation expense	447,022	1,070,064
Amortization of loan fees	16,920	59,220
Decrease (increase) in:
Accounts receivable	338,875	(4,258,967)
Inventory and prepaid expenses	(490,802)	(1,822,330)
Increase (decrease) in:
Accounts payable	598,872	4,018,236
Accrued expenses and liabilities	166,860	314,716
Revenue distributions payable	139,360	2,265,327

Net cash provided by (used in) operating activities	15,066,864	32,358,729

CASH FLOWS DUE TO INVESTING ACTIVITIES
Additions to oil and gas properties	(63,130,578)	(125,250,999)
Purchase of property and equipment	(17,831,581)	(13,382,597)
Net cash provided by (used in) financing activities	(80,962,159)	(138,633,596)

CASH FLOWS DUE TO FINANCING ACTIVITIES
Advances on borrowings	48,784,705	78,134,986
Payments on debt	(43,774,292)	(66,196,409)
Issuance of subordinated notes	—	30,000,000
Debt issue costs	—	(634,490)
Proceeds from sale of common stock	14,207,474	65,706,316
Proceeds from sale of Series B preferred stock	47,271,272	—
Dividends paid on Series B preferred stock	(642,360)	(3,468,753)

Net cash provided by (used in) financing activities	65,846,799	103,541,650

NET INCREASE (DECREASE) IN CASH	(48,496)	(2,733,217)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,392,497	4,959,749

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,344,001	$2,226,532

CASH PAID FOR INTEREST	$544,486	$1,292,204

GMX Resources Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2007	2006	2007

Net Income	$2,860,905	$3,560,670	$6,587,726	$12,011,506

Other comprehensive income (loss):
Change in fair value of derivative instruments	1,721,026	2,538,579	1,721,026	1,098,650
Adjustment for derivative gains reclassified into oil and gas sales	(328,000)	(1,498,500)	(328,000)	(2,492,500)

Other comprehensive income (loss) before income tax	1,393,026	1,040,079	1,393,026	(1,393,850)

Income tax benefit (provision) related to items of other comprehensive income	(473,629)	(353,627)	(473,629)	473,909

Other comprehensive income (loss), net of income tax	919,397	686,452	919,397	(919,941)

Comprehensive income	$3,780,302	$4,247,122	$7,507,123	$11,091,565

GMX Resources Inc. and Subsidiaries
Non-GAAP Supplemental Information — Discretionary Cash Flows (1)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2007	2006	2007

Net Income	$2,860,905	$3,560,670	$6,587,726	$12,011,506

Non cash charges:
Depreciation, depletion, and amortization	1,578,906	4,630,064	5,223,031	12,564,457
Deferred income taxes	1,043,900	2,398,900	2,039,000	6,136,500
Non cash compensation expense	139,288	474,144	447,022	1,070,064
Amortization of loan fees	13,450	33,840	16,920	59,220

Non-GAAP discretionary cash flow	$5,636,449	$11,097,618	$14,313,699	$31,841,747

Reconciliation of GAAP “Net cash provided by operating activities” to Non-GAAP “discretionary cash flow”

Net cash provided by operating activities	$928,008	$8,422,124	$15,066,864	$32,358,729

Adjustments:
Changes in operating assets and liabilities	4,708,441	2,675,494	(753,165)	(516,982)

Non-GAAP discretionary cash flow	$5,636,449	$11,097,618	$14,313,699	$31,841,747

(1)
Discretionary cash flow represents net cash provided by operating activities before changes in assets and liabilities. Discretionary cash flow is presented because management believes it is a useful financial measure in addition to net cash provided by operating activities under accounting principles generally accepted in the United States (GAAP). Management believes that discretionary cash flow is widely accepted as a financial indicator of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities. Discretionary cash flow is widely used by professional research analysts and investors in the comparison, valuation, rating and investment recommendations of companies within the oil and gas exploration and production industry. Discretionary cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity, or as an alternative to net income.